Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (registration statement number 333-156130) of Potlatch Corporation of our report dated June 29, 2010, relating to the financial statements of Potlatch Salaried 401(K) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2009.

Spokane, Washington

June 29, 2010

Exhibit (23.2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator

Potlatch Salaried 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 333-156130) on Form S-8 of Potlatch Corporation of our report dated June 29, 2009 with respect to the statements of net assets available for benefits of Potlatch Salaried 401(k) Plan, as of December 31, 2008 and the related statement of changes in net assets available for benefits for the period from inception (December 16, 2008) through December 31, 2008, which report appears in the December 31, 2009 annual report on Form 11-K of Potlatch Salaried 401(k) Plan.

/s/    KPMG LLP

Seattle, Washington

June 28, 2010